UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Current Report on Form 8-K/A (this “Amendment”) updates information provided on a Current Report on Form 8-K dated May 31, 2011 (the “Original Form 8-K”), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Wintrust Financial Corporation (the “Company”) Annual Meeting of Shareholders held on May 26, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     As previously reported in the Original Form 8-K, at the Annual Meeting, the Company’s shareholders voted on an advisory (non-binding) proposal to determine whether future shareholder advisory votes to approve executive compensation should occur every one, two or three years. The results of the vote were as follows:

Votes For “Every One Year”	Votes For “Every Two Years”	Votes for “Every Three Years”	Abstentions	Broker Non-Votes

26,796,267	134,090	3,163,936	107,670	1,925,721
     The Board of Directors has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Board of Directors in the proxy statement for the Annual Meeting, that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: July 29, 2011

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